Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350
This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarterly period ended June 28, 2008 of Eddie Bauer Holdings, Inc. (“Eddie Bauer”).
I, Marvin Edward Toland, certify that:
1.	This quarterly report of Eddie Bauer on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	This information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eddie Bauer.

Date: August 7, 2008

/s/ Marvin Edward Toland
Marvin Edward Toland

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Eddie Bauer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability pursuant to that section. The certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Eddie Bauer specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to Eddie Bauer and will be retained by Eddie Bauer and furnished to the Securities and Exchange Commission or its staff upon request.